Exhibit 99

Pall Reports Record Second Quarter Sales

East Hills, NY (March 1, 2006) –– Pall Corporation (NYSE: PLL) today reported sales and earnings results for the second quarter and six months ended January 31, 2006.

Reported sales for the quarter increased 2% to $478.4 million and earnings were $32.4 million and 26 cents per share as compared to $32 million and 26 cents per share last year. Local currency sales increased a strong 7½% with growth in all reporting segments. Foreign currency translation reduced sales by 5½% and earnings per share by 1 cent in the quarter.

On a pro forma basis, earnings were $35 million or 28 cents per share excluding restructuring and other charges, net of related tax effect, as compared to $35.8 million or 29 cents per share last year. The impact of stock compensation and the adoption of SFAS No. 123R, “Share-Based Payment”, reduced earnings per share in the quarter by 2 cents.

Reported sales for the six months increased 3% to $909.6 million and earnings were $57.5 million or 46 cents per share as compared to $53.7 million and 43 cents per share last year. Local currency sales for the half year were up 6%. The effect of foreign currency translation reduced sales by 3% and earnings per share by 1 cent.

On a pro forma basis, earnings were $60.3 million or 48 cents per share excluding restructuring and other charges, net of related tax effect, as compared to $62.2 million or 50 cents per share last year. The impact of stock compensation and the adoption of SFAS No. 123R, “Share-Based Payment”, reduced earnings per share in the six months by 4 cents.

Eric Krasnoff, Chairman and CEO, said, “In the quarter and six months, we saw local currency sales growth across all of our segments and in all geographies. Pall’s top line growth rate has been progressing steadily and has more than doubled in the past three years. Orders have been strong all of this year, increasing 17% in the second quarter and backlog is at an all time high.

We continue to focus on costs. SG&A improved 30 basis points in the quarter. Excluding the impact of stock compensation expense, SG&A would have improved 70 basis points in the quarter. This reflects the effectiveness of our CoRe cost reduction programs and the integration of our business structure along broad business lines beginning in late 2004. Gross margin should improve even as systems shipments increase in the second half of this year. We are also seeing the benefits of our focus on working capital in the five day reduction in DSO and a reduction in net debt of $52 million.”

Q2 Highlights Industrial –

	Sales	% Change Local Currency		Operating Profit	Operating Margin %

General Industrial	$183,080	5	½	$15,291	8.4
Aerospace	45,359	12		5,669	12.5
Microelectronics	62,130	17		14,140	22.8

Total Industrial	$290,569	9		$35,100	12.1

General Industrial sales increased 5½% in the quarter. Orders were up a healthy 15½% and backlog has increased by $47.5 million. Operating profit margin declined to 8.4% compared with 9.3% last year. Operating profit dollars declined to $15.3 million reflecting the decline in margin partly offset by the impact of higher sales. Within General Industrial:

—	Fuels & Chemicals sales grew 18½% driven by strong sales of consumables.

—	Food and Beverage sales increased 6% in the quarter driven by strong growth in both consumables and systems in the Western Hemisphere.

—	Power Generation and Machinery & Equipment sales increased 1%.

—	Municipal Water sales were down 16% reflecting the lumpiness of systems business. Orders growth remains strong, increasing 24% in the quarter.

Microelectronics sales were up 17%, benefiting from new fab construction and continuing strength in the display and storage market. Operating profit margin improved to 22.8% and operating profit dollars increased 40½% to $14.1 million.

Aerospace sales increased 12% primarily driven by incremental, but discounted, sales attributable to our expanded agreement/relationship with Satair and OEM sales. The overall Aerospace operating margin was 12.5% compared with 17.4% last year, while operating profit dollars were $5.7 million.

Q2 Highlights Life Sciences –

	Sales	% Change Local Currency	Operating Profit	Operating Margin %

BioPharmaceuticals	$80,557	10½	$21,105	26.2
Medical	107,310	1½	11,696	10.9

Total Life Sciences	$187,867	5	$32,801	17.5

BioPharmaceuticals sales increased 10½% driven by strong growth in consumables in all geographies. The growth in consumables was across most market sectors, with products for biotechnology, vaccine and plasma production all strong. Operating profit margin improved to 26.2% and operating profit dollars increased 13½% to $21.1 million.

Medical segment sales were up 1½%. Sales in the BioSciences submarket increased 4% driven by double-digit growth in the Laboratory portion of the business. Operating profit margin declined to 10.9% reflecting reduced pricing related to new long-term contracts with major blood bank customers and the integration of certain Corporate functions into the business. Operating profit dollars were $11.7 million.

Q2 Highlights by Geography (with sales growth in local currency) –

Sales in Asia increased 8% driven by growth in all segments with the exception of General Industrial. Operating profit improved to 16%, while operating profit dollars increased by $1.8 million, or 11%.

In Europe, sales increased 8% reflecting growth in all segments, with particularly strong growth in Aerospace and Microelectronics. Operating profit was 8.6% of sales as compared to 9.2% last year partly attributable to the impact of stock compensation. On a sequential quarter basis, operating profit margin improved 210 basis points. Operating profit dollars were $19.1 million.

Western Hemisphere sales increased 6% with all segments up except Medical. Operating profit declined to 11.2% reflecting reduced pricing in the Blood Filtration business as well as the impact of stock compensation and the integration of certain Corporate functions into the business. Operating profit dollars were $26.6 million.

Of particular note is the comprehensive strength in orders growth with the Western Hemisphere up 25%, Europe 10½% and Asia 17½%.

Mr. Krasnoff concluded, “Overall, we are pleased with the progress to date. Despite the strengthened dollar, Pall is well on track and we are comfortable reiterating the earnings guidance issued at the beginning of our fiscal year”.

Tomorrow, March 2, 2006, at 8:30 am EST, Pall Corporation will host its quarterly earnings conference call. Individuals can access the webcast from the home page of the Company’s website, www.pall.com. Listening to the webcast requires speakers and Microsoft Windows Media Player software. The webcast will be archived for 30 days.

About Pall Corporation:

Pall Corporation is the global leader in the rapidly growing field of filtration, separations and purification. Pall’s business is organized around two broad markets: Life Sciences and Industrial. The Company provides leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, semiconductor, water purification, aerospace and broad industrial markets. Total revenues for fiscal 2005 were $1.9 billion. The Company headquarters is in East Hills, New York with extensive operations throughout the world. Visit Pall at www.pall.com.

This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current Company expectations and are subject to risks and uncertainties which could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: fluctuations in foreign currency exchange rates; regulatory approval and market acceptance of new technologies; changes in product mix and product pricing and in interest rates and cost of raw materials; the Company’s success in enforcing its patents and protecting its proprietary products and manufacturing techniques and its ability to achieve the savings anticipated from its cost reduction initiatives; global and regional economic conditions and legislative, regulatory and political developments; and domestic and international competition in the Company’s global markets. Additional information regarding these and other factors is available on the Web at www.pall.com and is included in the Company’s reports filed with the U.S. Securities and Exchange Commission. Copies of such reports can be obtained, without charge, at www.sec.gov.

Management uses certain non-GAAP measurements to assess Pall’s current and future financial performance. The non-GAAP measurements do not replace the presentation of Pall’s GAAP financial results. These measurements provide supplemental information to assist management in analyzing Pall’s financial position and results of operations. Pall has chosen to provide this information to facilitate meaningful comparisons of past, present and future operating results and as a means to emphasize the results of on-going operations.

Financial Tables Follow...

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PALL CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Amounts in thousands)

	JAN.31, 2006	JUL. 31, 2005

Assets

Cash and short-term investments	$227,998	$164,928
Accounts receivable, net	431,169	493,650
Inventories, net	417,035	365,929
Other current assets	143,191	135,885

Total current assets	1,219,393	1,160,392

Property, plant and equipment, net	615,391	608,758
Other assets	499,770	496,151

Total assets	$2,334,554	$2,265,301

Liabilities and Stockholders' Equity

Short-term debt	$28,457	$25,658
Accounts payable, income taxes and other current liabilities	413,920	431,481

Total current liabilities	442,377	457,139

Long-term debt	518,109	510,161
Deferred taxes and other non-current liabilities	180,148	158,024

Total liabilities	1,140,634	1,125,324

Stockholders' equity	1,193,920	1,139,977

Total liabilities and stockholders' equity	$2,334,554	$2,265,301

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PALL CORPORATION CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
(Amounts in thousands, except per share data)

	SECOND QUARTER ENDED				SIX MONTHS ENDED

	JAN.31, 2006		JAN.31, 2005		JAN.31, 2006		JAN.31, 2005

Net sales	$478,436		$469,473		$909,598		$884,205
Cost of sales	252,618	(a)	244,541		482,103	(a)	459,401

Gross profit	225,818		224,932		427,495		424,804

Selling, general and administrative expenses	159,136		157,765		308,843		303,445
Research and development	14,398		13,907		27,464		27,620
Restructuring and other charges, net	3,736	(a)	5,438	(c)	3,686	(a)	10,961	(c)
Interest expense, net	5,642		6,146		11,381		11,853

Earnings before income taxes	42,906		41,676		76,121		70,925
Provision for income taxes	10,470		9,631		18,575		17,181

Net earnings	$32,436		$32,045		$57,546		$53,744

Earnings per share:
Basic:	$0.26		$0.26		$0.46		$0.43

Diluted:	$0.26		$0.26		$0.46		$0.43

Average number of shares outstanding:
Basic:	125,225		124,482		125,045		124,400
Diluted:	126,090		125,457		125,879		125,330
Net earnings as reported	$32,436		$32,045		$57,546		$53,744
One-time purchase accounting adjustment and restructuring and other charges, net, after pro forma tax effect	2,608		3,761		2,779		8,489

Pro forma earnings	$35,044		$35,806		$60,325		$62,233

Diluted earnings per share as reported	$0.26		$0.26		$0.46		$0.43
One-time purchase accounting adjustment and restructuring and other charges, net	$ 0.02	(a)	$ 0.03	(c)	$ 0.02	(a)	$ 0.07	(c)

Pro forma diluted earnings per share	$0.28	(b)	$0.29		$ 0.48	(b)	$0.50

(a) Included in cost of sales is a charge of $195 and $506 in the quarter and six months, respectively, related to a purchase accounting adjustment recorded in fiscal year 2005 to step up the value of inventory acquired from BioSepra by $2,431, in accordance with SFAS No. 141, “Business Combinations”. Restructuring and other charges, net, includes severance and other costs of $4,130 (2 cents per share, after pro forma tax effect) in the quarter and $5,886 (3 cents per share, after pro forma tax effect) in the six months primarily related to our on-going cost reduction programs and business realignment, partly offset by a gain of $394 in the quarter and $2,200 (1 cent per share, after pro forma tax effect) in the six months.

(b) Includes expense of $3,019 (2 cents per share, after pro forma tax effect) in the quarter and $5,717 (4 cents per share, after pro forma tax effect) in the six months related to stock compensation expense and the adoption of SFAS No. 123R, “Share-Based Payment”.

(c) Restructuring and other charges, net, includes $5,438 (3 cents per share, after pro forma tax effect) and $8,086 (5 cents per share, after pro forma tax effect) in the second quarter and six months, respectively, primarily comprised of severance and other costs related to the restructuring of operations into globally integrated businesses and, in the six months, $2,875 (2 cents per share, after pro forma tax effect) related to the impairment of an investment.

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PALL CORPORATION MARKET SEGMENT AND GEOGRAPHIC INFORMATION (Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

SALES SECOND QUARTER ENDED:	JAN. 31, 2006	JAN. 31, 2005	% CHANGE		% CHANGE IN LOCAL CURRENCY

MARKET SEGMENT
INFORMATION:

Medical	$107,310	$110,358	(3)		1	½
BioPharmaceuticals	80,557	77,618	4		10	½

Total Life Sciences	187,867	187,976	—		5

General Industrial	183,080	183,457	—		5	½
Aerospace	45,359	41,944	8		12
Microelectronics	62,130	56,096	11		17

Total Industrial	290,569	281,497	3		9

Total	$478,436	$469,473	2		7	½

GEOGRAPHIC INFORMATION:

SALES
TO UNAFFILIATED CUSTOMERS

Western
Hemisphere	$177,833	$167,334	6	½	6
Europe	188,197	191,851	(2)		8
Asia	112,406	110,288	2		8

Total	$478,436	$469,473	2		7	½

TOTAL SALES
Western
Hemisphere	$236,942	$217,992
Europe	220,574	223,013
Asia	114,030	111,715
Eliminations	(93,110)	(83,247)

Total	$478,436	$469,473

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OPERATING PROFIT SECOND QUARTER ENDED:	JAN.31, 2006%		JAN 31, 2005%

MARKET SEGMENT
INFORMATION:

Medical	$11,696	10.9	$17,534	15.9
BioPharmaceuticals	21,105	26.2	18,624	24.0

Total Life Sciences	32,801	17.5	36,158	19.2

General Industrial	15,291	8.4	16,988	9.3
Aerospace	5,669	12.5	7,297	17.4
Microelectronics	14,140	22.8	10,069	17.9

Total Industrial	35,100	12.1	34,354	12.2

Subtotal	67,901	14.2	70,512	15.0
Restructuring and other charges	(3,931)		(5,438)
General corporate expenses	(15,422)		(17,252)
Interest expense, net	(5,642)		(6,146)

Earnings before income taxes	$42,906		$41,676

GEOGRAPHIC INFORMATION:
Western Hemisphere	$26,564	11.2	$34,810	16.0
Europe	19,063	8.6	20,497	9.2
Asia	18,277	16.0	16,453	14.7
Eliminations	3,997		(1,248)

Subtotal	67,901	14.2	70,512	15.0
Restructuring and other charges	(3,931)		(5,438)
General corporate expenses	(15,422)		(17,252)
Interest expense, net	(5,642)		(6,146)

Earnings before income taxes	$42,906		$41,676

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PALL CORPORATION MARKET SEGMENT AND GEOGRAPHIC INFORMATION (Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)

SALES SIX MONTHS ENDED:	JAN. 31, 2006	JAN. 31, 2005	% CHANGE		% CHANGE IN LOCAL CURRENCY

MARKET SEGMENT
INFORMATION:

Medical	$202,457	$205,823	(1	½)	1
BioPharmaceuticals	154,357	148,407	4		8

Total Life Sciences	356,814	354,230		½	3	½

General Industrial	348,475	341,678	2		5
Aerospace	88,771	80,781	10		12
Microelectronics	115,538	107,516	7	½	11

Total Industrial	552,784	529,975	4	½	7	½

Total	$909,598	$884,205	3		6

GEOGRAPHIC INFORMATION:

SALES
TO UNAFFILIATED CUSTOMERS

Western
Hemisphere	$332,468	$319,612	4		4
Europe	359,885	361,609	(	½)	5	½
Asia	217,245	202,984	7		10

Total	$909,598	$884,205	3		6

TOTAL SALES
Western
Hemisphere	$448,988	$419,871
Europe	420,931	418,930
Asia	220,634	205,670
Eliminations	(180,955)	(160,266)

Total	$909,598	$884,205

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OPERATING PROFIT SIX MONTHS ENDED:	JAN.31, 2006%		JAN 31, 2005%

MARKET SEGMENT
INFORMATION:

Medical	$21,843	10.8	$31,329	15.2
BioPharmaceuticals	36,515	23.7	35,565	24.0

Total Life Sciences	58,358	16.4	66,894	18.9

General Industrial	27,252	7.8	30,180	8.8
Aerospace	12,785	14.4	12,386	15.3
Microelectronics	23,099	20.0	18,583	17.3

Total Industrial	63,136	11.4	61,149	11.5

Subtotal	121,494	13.4	128,043	14.5
Restructuring and other charges	(4,192)		(10,961)
General corporate expenses	(29,800)		(34,304)
Interest expense, net	(11,381)		(11,853)

Earnings before income taxes	$76,121		$70,925

GEOGRAPHIC INFORMATION:
Western Hemisphere	$54,985	12.2	$61,873	14.7
Europe	31,992	7.6	41,511	9.9
Asia	33,367	15.1	29,764	14.5
Eliminations	1,150		(5,105)

Subtotal	121,494	13.4	128,043	14.5
Restructuring and other charges	(4,192)		(10,961)
General corporate expenses	(29,800)		(34,304)
Interest expense, net	(11,381)		(11,853)

Earnings before income taxes	$76,121		$70,925

Contact:
Lisa McDermott
Pall Corporation
Tel: (516) 801-9808

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